Exhibit 8.01
List of Subsidiaries
	Jurisdiction of	Name Under Which the
Subsidiary	Organization	Subsidiary Does Business
Avipal Centro-oeste S.A. (a)	Brazil	Avipal Centro-oeste S.A.
Avipal S.A. Construtora e Incorporadora (s)	Brazil	Avipal S.A. Construtora e Incorporadora
BRF GmbH	Austria	BRF GmbH
Al Khan Foodstuff LLC(l)	Oman	Al Khan Foodstuff LLC
Al-Wafi Food Products Factory LLC	United Arab Emirates	Al-Wafi Food Products Factory LLC
Badi Ltd.	United Arab Emirates	Badi Ltd.
Al-Wafi Al-Takamol Imp.	Saudi Arabia	Al-Wafi Al-Takamol Imp.
BRF Al Yasra Food K.S.C.C.(p)	Kuwait	BRF Al Yasra Food K.S.C.C.
BRF Global Company South Africa Proprietary Ltd.	South Africa	BRF Global Company South Africa Proprietary Ltd.
BRF Global Company Nigeria Ltd.	Nigeria	BRF Global Company Nigeria Ltd.
BRF Foods GmbH(f)	Austria	BRF Foods GmbH
BRF Foods LLC	Russia	BRF Foods LLC
BRF Global Company Nigeria Ltd.	Nigeria	BRF Global Company Nigeria Ltd.
BRF Global GmbH(b)	Austria	BRF Global GmbH
Xamol Consultores Serviços Ltda.(a)	Portugal	Xamol Consultores Serviços Ltda.
Qualy 5201 B.V.(b)	The Netherlands	Qualy 5201 B.V.
BRF Japan KK	Japan	BRF Japan KK
BRF Korea LLC	South Korea	BRF Korea LLC
BRF Singapore PTE Ltd.	Singapore	BRF Singapore PTE Ltd.
Federal Foods LLC(d)	United Arab Emirates	Federal Foods LLC
Perdigão Europe Ltd.	Portugal	Perdigão Europe Ltd.
Perdigão France SARL	France	Perdigão France SARL
Perdigão International Ltd.	Cayman Island	Perdigão International Ltd.
BFF International Ltd.	Cayman Island	BFF International Ltd.
Highline International(a)	Cayman Island	Highline International
Plusfood Germany GmbH	Germany	Plusfood Germany GmbH
Plusfood Holland B.V.	The Netherlands	Plusfood Holland B.V.
Plusfood B.V.	The Netherlands	Plusfood B.V.
Plusfood Hungary Trade and Service LLC	Hungary	Plusfood Hungary Trade and Service LLC
Plusfood Iberia SL	Spain	Plusfood Iberia SL
Plusfood Italy SRL	Italy	Plusfood Italy SRL
Plusfood UK Ltd.	England	Plusfood UK Ltd.
Plusfood Wrexham	England	Plusfood Wrexham
Rising Star Food Company Ltd.(i)	China	Rising Star Food Company Ltd.
Sadia Chile S.A.	Chile	Sadia Chile S.A.
Sadia Foods GmbH(a)	Germany	Sadia Foods GmbH
BRF Foods LLC	Russia	BRF Foods LLC
Wellax Food Logistics C.P.A.S.U. Lda.	Portugal	Wellax Food Logistics C.P.A.S.U. Lda.
Elebat Alimentos S.A.(o)	Brazil	Elebat Alimentos S.A.
Establecimiento Levino Zaccardi y Cia. S.A.	Argentina	Establecimiento Levino Zaccardi y Cia. S.A.
K&S Alimentos S.A.	Brazil	K&S Alimentos S.A.
Mato Grosso Bovinos S.A.(e)(m)	Brazil	Mato Grosso Bovinos S.A.
Minerva S.A.(n)	Brazil	Minerva S.A.
Nutrifont Alimentos S.A.(c)	Brazil	Nutrifont Alimentos S.A.

	Jurisdiction of	Name Under Which the
Subsidiary	Organization	Subsidiary Does Business
Perdigão Trading S.A.(r)	Brazil	Perdigão Trading S.A.
PSA Laboratório Veterinário Ltda.(q)	Brazil	PSA Laboratório Veterinário Ltda.
PP-BIO Administração de bem próprio S.A.	Brazil	PP-BIO Administração de bem próprio S.A.
PSA Laboratório Veterinário Ltda.(q)	Brazil	PSA Laboratório Veterinário Ltda.
Elebat Alimentos S.A.(o)	Brazil	Elebat Alimentos S.A.
Sino dos Alpes Alimentos Ltda.(a)(k)	Brazil	Sino dos Alpes Alimentos Ltda.
PR-SAD Administração de bem próprio S.A.(g)	Brazil	PR-SAD Administração de bem próprio S.A.
Quickfood S.A.	Argentina	Quickfood S.A.
Sadia Alimentos S.A.	Argentina	Sadia Alimentos S.A.
Avex S.A.(j)	Argentina	Avex S.A.
Flora Dánica S.A.	Argentina	Flora Dánica S.A.
GB Dan S.A.	Argentina	GB Dan S.A.
Flora San Luis S.A.	Argentina	Flora San Luis S.A.
Flora Dánica S.A.	Argentina	Flora Dánica S.A.
GB Dan S.A.	Argentina	GB Dan S.A.
Flora San Luis S.A.	Argentina	Flora San Luis S.A.
Sadia International Ltd.	Cayman Island	Sadia International Ltd.
Sadia Chile S.A.	Chile	Sadia Chile S.A.
Sadia U.K. Ltd.(h)	England	Sadia U.K. Ltd.
Sadia Uruguay S.A.	Uruguay	Sadia Uruguay S.A.
Avex S.A.(j)	Argentina	Avex S.A.
Sadia Alimentos S.A.	Argentina	Sadia Alimentos S.A.
Sadia Overseas Ltd.	Cayman Island	Sadia Overseas Ltd.
UP Alimentos Ltda.	Brazil	UP Alimentos Ltda.
Vip S.A. Emp. Part. Imobiliárias	Brazil	Vip S.A. Emp. Part. Imobiliárias
Establecimiento Levino Zaccardi y Cia. S.A.	Argentina	Establecimiento Levino Zaccardi y Cia. S.A.
Sino dos Alpes Alimentos Ltda. (a)(k)	Brazil	Sino dos Alpes Alimentos Ltda.

(a)	Dormant subsidiaries.
(b)	The wholly-owned subsidiary BRF Global GmbH, started to operate as a trading in the European market as from May 1, 2013. In addition, it owns 101 direct subsidiaries in Madeira Island, Portugal, with an investment as of December 31, 2014 of R$2,964 (R$2,799 as of December 31, 2013) and a direct subsidiary in Den Bosch, The Netherlands, denominated Qualy 20 with an investment as of December 31, 2014 of R$4,372 (R$1,130 as of December 31, 2013). The wholly-owned subsidiary Qualy 5201 B.V. owns 213 subsidiaries in The Netherlands being the amount of this investment as of December 31, 2014 totaled R$14,553 (R$10,546 as of December 31, 2013). The purpose of these two subsidiaries is to operate in the European market to increase the Company’s market share, which is regulated by a system of poultry and turkey meat import quotas.
(c)	Subsidiary pre operating.
(d)	On January, 16, 2013 BRF acquired 49% of the equity interest with the rights to 60% of dividends as permitted by Federal Law Nº 8/1984, in force in the United Arab Emirates and according to the shareholders’ agreement.
On April 09, 2014, the Company announced the conclusion of purchase of 100% of the economic rights.
(e)	On February 11, 2014 change the corporate name from BRF Suínos do Sul Ltda to Mato Grosso Bovinos S.A.. This subsidiary was part of share exchange transaction with Minerva (note 6.2.2)
(f)	On February 21, 2014, establishment of wholly-owned subsidiary.
(g)	On March 14, 2014, acquisition of equity interest.
(h)	On April 12, 2014, settlement of wholly-owned subsidiary.
(i)	On April 30, 2014, disposal of 50% of equity interest held by BRF GmbH to Pah Chong Hong Limited.
(j)	On June 26, 2014, Sadia Alimentos S.A. disposed of 5% of the shares of Avex S.A. to Sadia Uruguay S.A..

(k)	On June 27, 2014, PSA Laboratório Veterinário Ltda, disposed of 1 (one) share to VIP S.A. Empreendimentos e Participações Imobiliárias.
(l)	On July 03, 2014, acquisition of 40% of equity interest of Al Khan Foodtuff LLC.
(m)	On October 1, 2014, disposal of equity interest to Minerva S.A.
(n)	On October 1, 2014, acquisition of equity interest.
(o)	On October 15, 2014, establishment of equity interest.
(p)	On November 21, 2014, acquisition of equity interest.
(q)	On December 1, 2014, corporate restructuring due to dissolution of the wholly-owned subsidiary Perdigão Trading S.A.
(r)	On December 1, 2014, dissolution of the wholly-owned subsidiary.
(s)	On December 31, 2014, dissolution of the wholly-owned subsidiary